Exhibit 23.3

July 16, 2025

Oriental Rise Holdings Limited

No. 48 Xianyu Road

Shuangcheng Town, Zherong County

Ningde City, Fujian Province

People’s Republic of China, 355399

Re: Oriental Rise Holdings Limited (the “Company”)

We have acted as special People’s Republic of China legal counsel to the Company in connection with a registration statement on Form F-1 (Registration No. 333-288292), including all amendments or supplements thereto (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission. We hereby consent to the reference to our firm in the Registration Statement under the headings “Risk Factors,” “Business,” “PRC Regulations,” “Enforceability of Civil Liabilities,” and “Legal Matters.”

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933 or the regulations promulgated thereunder.

Sincerely,

/s/ Jingtian & Gongcheng
Jingtian & Gongcheng